UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2011
Irvine Sensors Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 549-8211
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.
On February 17, 2011, Irvine Sensors Corporation (the “Company”) issued 71,428 shares of common stock to an accredited investor upon such investor’s conversion of $35,714 of the stated value of the Company’s Series B Convertible Preferred Stock. On March 9, 2011, the Company issued an aggregate of 1,400,000 shares of common stock to an accredited institutional investor upon such investor’s conversion of an aggregate of $98,000 of the stated value of the Company’s Series A-2 10% Cumulative Convertible Preferred Stock.
On March 10, 2011, options to purchase 23,750,00 shares of common stock of the Company at the exercise price of $0.15 per share, which was the closing price of said common stock on the Over the Counter Bulletin Board on such date, were granted under the Company’s 2011 Omnibus Incentive Plan (the “2011 Plan”) for services to be rendered after such date, as follows: Bill Joll, Chief Executive, President and Director, was granted a ten year option to purchase 10,000,000 shares, John Carson, Chief Strategist and Director, was granted a ten year option to purchase 5,000,000 shares, John Stuart, Senior Vice President and Chief Financial Officer, was granted a ten year option to purchase 4,000,000 shares, John Leon, Vice President, was granted a ten year option to purchase 2,000,000 shares, Peter Kenefick, Senior Vice President, was granted a ten year option to purchase 2,000,000 shares, and Messrs. Marc Dumont, Jack Johnson, Thomas M. Kelly, Scott Reed, Chester P. White and Marcus A. Williams, all Directors, were granted, in the aggregate, ten year options to purchase 750,000 shares (or 125,000 shares each). For Mr. Joll, options to purchase 1,000,000 shares were immediately vested, with the balance vesting in 36 monthly installments thereafter. For Messrs. Carson and Stuart, options to purchase 1,000,000 shares will vest on the earlier of (the “Initial Vesting Date”): (a) July 10, 2012 or (b) the satisfaction or waiver of the compensation restrictions set forth in the Secured Promissory Note dated April 14, 2010 by and between the Company to Timothy Looney, with the balance vesting in 24 equal monthly installments after the Initial Vesting Date. For Messrs. Kenefick and Leon, options to purchase 25% of the shares will vest one year after the grant date, with the balance vesting in 36 equal monthly installments thereafter. For Messrs. Dumont, Johnson, Kelly, Reed, White and Williams, options to purchase 25% of the shares were immediately vested, with the balance vesting in three equal quarterly installments thereafter. Other vesting terms for Messrs. Joll, Carson and Stuart are as set forth in their respective Employment Agreements and applicable stock option agreements, the forms of which were disclosed by the Company in its Quarterly Report on Form 10-Q filed with the SEC on February 16, 2011.
The issuances described in this Current Report on Form 8-K (and the issuances of shares of Common Stock upon exercise of the exercisable securities described herein) have been determined to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Adoption of 2011 Omnibus Incentive Plan
On March 9, 2011, at the 2011 Annual Meeting of Stockholders of the Company, the Company’s stockholders approved the adoption of the 2011 Plan, which previously had been approved by the Company’s Board of Directors (“Board”), subject to such stockholder approval. The 2011 Plan permits grants of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance awards, other stock grants and other stock-based awards (collectively, “Awards”). The Company’s Board and Compensation Committee (“Committee”) have the authority to determine the type of Award as well as the amount, terms and conditions of each Award under the 2011 Plan, subject to the express limitations and other provisions of the 2011 Plan. A summary description of the 2011 Plan is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 28, 2011 in connection with the Annual Meeting of Stockholders held on March 9, 2011.
The purpose of the 2011 Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and directors capable of assuring the future success of the Company, to offer such persons incentives to continue in the Company’s employ or service and to afford such persons an opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company.

The aggregate number of shares of the Company’s common stock (“Common Stock”) that may be issued under all stock-based Awards made under the 2011 Plan is 46,500,000 shares. The shares of Common Stock issuable under the 2011 Plan may be drawn from shares of authorized but unissued Common Stock or from shares of Common Stock that the Company acquires. If the Committee so provides for purposes of Section 162(m) of the Internal Revenue Code, no Award recipient may be granted (i) options or stock appreciation rights with respect to more than 15,000,000 shares of Common Stock in the aggregate within any fiscal year or (ii) qualified performance based Awards which could result in such person receiving more than $1,500,000 in cash or the equivalent fair market value of shares of Common Stock determined at the date of grant for each full or partial fiscal year contained in the performance period of a particular qualified performance based award, subject to certain adjustments.
The number of shares available for Awards, as well as the terms of outstanding Awards, are subject to adjustment as provided in the 2011 Plan for stock splits, stock dividends, recapitalizations and other similar events. If any shares of Common Stock subject to any Award or to which an Award relates are forfeited or are reacquired by the Company, or if any Award terminates without the delivery of any shares, the shares previously set aside for such Awards will be available for future Awards under the 2011 Plan. In addition, shares used by Award recipients as payment of the exercise price of an Award or in satisfaction of the tax obligations relating to an Award will be available again for Award grants other than an incentive stock option. The 2011 Plan also contains certain limits with respect to the terms of different types of Awards and with respect to the number of shares subject to Awards that can be granted to a participant during any year.
The Company intends to register the shares of common stock that will become available for issuance under the 2011 Plan on a registration statement on Form S-8 to be filed with the Securities and Exchange Commission at the Company’s expense.
Unless earlier discontinued or terminated by the Board, the 2011 Plan will expire on the tenth anniversary of January 12, 2011, the date that it was approved by the Board. The Board may from time to time, amend, alter, suspend, discontinue or terminate the 2011 Plan, subject, in certain circumstances, to stockholder approval.
Adoption of Senior Management Performance Bonus Plan
On March 9, 2011, the Compensation Committee (the “Committee”) of the Company’s Board adopted a Senior Management Performance Bonus Plan (the “Bonus Plan”) to provide members of senior management of the Company with the opportunity to earn incentive bonuses based on the performance of the Company and its individual business units for a fiscal year. Awards under the Bonus Plan may be made only to officers or other members of senior management of the Company or of an affiliate who have been selected by the Committee for participation in the Bonus Plan for the relevant performance period.
A participant’s award under the Bonus Plan will be based on the Company achieving certain performance goals applicable to such participant during the performance period, as determined by the Committee. As determined by the Committee, the performance goals applicable to each participant will provide for a targeted level or levels of achievement using one or more of the following measures: (a) revenue for the Company or any of its business units, (b) gross margin for the Company or any of its business units, (c) EBITDA, (d) new orders for any of the Company’s business units, (e) product cost reduction for any of the Company’s business units, (f) new equity financing, (g) new government contracts and (h) channel development.
Bonus payments, if earned, will be paid in cash and/or restricted stock under the 2011 Omnibus Incentive Plan after the end of the performance period during which the award was earned but no later than the fifteenth day of the third month after the end of the fiscal year in which such performance period ended. If a participant terminates employment with the Company, prior to the determination of the award being certified by the Committee, for a reason other than permanent disability or death, he or she shall not be entitled to the payment of an award for the performance period, subject, however, to the terms of any employment agreement between the participant and the Company.

The information set forth above is qualified in its entirety by reference to the actual terms of the 2011 Omnibus Incentive Plan, the forms of agreements thereunder, and the Senior Management Performance Bonus Plan attached hereto as Exhibits 10.1 through 10.5 and which are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 9, 2011, the Company’s stockholders approved an amendment and restatement of the first paragraph of Article IV of the Company’s Certificate of Incorporation to increase the number of shares of authorized Common Stock of the Company from 150,000,000 shares to 500,000,000 shares and to correspondingly increase the total capital stock of the Company. The foregoing information is qualified in its entirety by reference to the actual text of the Certificate of Amendment to the Company’s Certificate of Incorporation attached hereto as Exhibit 3.1 and which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The 2011 annual meeting of stockholders of Irvine Sensors Corporation (the “Company”) was held on March 9, 2011. The following proposals were approved according to the following final voting results:
1.	To elect the following persons to serve on the Company’s Board of Directors until the next annual meeting of stockholders or until their successors are duly elected and qualified: John C. Carson, Marc Dumont, Seth W. Hamot, Bill Joll, Jack Johnson, Thomas M. Kelly, Scott Reed, Edward J. Scollins, Chester P. White and Marcus A. Williams

Director Candidate	For	Against	Withheld	Abstain

John C. Carson	73,343,379	0	947,086	0
Marc Dumont	73,346,457	0	944,008	0
Seth W. Hamot	73,356,653	0	933,812	0
Bill Joll	73,356,576	0	933,889	0
Jack Johnson	73,356,788	0	933,677	0
Thomas M. Kelly	70,146,562	0	4,143,903	0
Scott Reed	70,156,139	0	4,134,326	0
Edward J. Scollins	73,356,558	0	933,907	0
Chester P. White	73,356,199	0	934,266	0
Marcus A. Williams	70,156,664	0	4,133,801	0
Total number of broker non-votes for this proposal was 25,579,444.
2.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock to 500,000,000

For	75,849,142

Against	6,586,286

Abstain	51,381

Broker Non-Votes	17,383,100

3.	To approve and adopt the Company’s 2011 Omnibus Incentive Plan and the reservation of 46,500,000 shares of the Company’s Common Stock for issuance thereunder

For	69,321,590

Against	4,876,394

Abstain	92,481

Broker Non-Votes	25,579,444
4.	To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the independent auditors of the Company for the fiscal year ending October 2, 2011

For	81,927,286

Against	389,200

Abstain	170,320

Broker Non-Votes	17,383,103

Item 9.01.	Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment dated March 9, 2011 to Certificate of Incorporation to increase the authorized shares of the Company’s Common Stock.

10.1	2011 Omnibus Incentive Plan

10.2	Form of Non-Incentive Stock Option Agreement under the 2011 Omnibus Incentive Plan

10.3	Form of Incentive Stock Option Agreement under the 2011 Omnibus Incentive Plan

10.4	Form of Restricted Stock Award Agreement under the 2011 Omnibus Incentive Plan

10.5	Senior Management Performance Bonus Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION (Registrant)
Dated: March 15, 2011	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr.
Senior Vice President and Chief Financial Officer